KPMG
New Jersey Headquarters
51 John F. Kennedy Parkway
Short Hills, NJ 07078-2702

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of the Absolute Shares Trust:

We consent to the use in the Registration Statement on Form N-14 of our report, dated August 29, 2019, relating to the financial statements of Absolute Shares Trust, incorporated by reference herein in this Registration Statement, and to the references to our firm under the headings “Financial Highlights”, “Independent Auditors” and “Experts” in Form N-14.

/s/ KPMG
Short Hills, New Jersey
October 1, 2019